Exhibit 10.2

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (the “Amendment”), dated as of July 23, 2014, among QC HOLDINGS, INC., a Kansas corporation (the “Company”) and Don Early and Gregory L. Smith (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS:

A. The Company and each Buyer have executed and delivered a Note Purchase Agreement dated as of September 30, 2011 (the “Original Agreement” and as hereby amended and hereafter amended in accordance with its terms, the “Agreement”), pursuant to which the Company issued to Buyers senior subordinated notes (the “Notes”) of the Company in the aggregate initial principal amount of $3,000,000.

B. The Notes mature on September 30, 2015, and the Company and Buyers have agreed to extend the maturity of the Notes to September 30, 2016;

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined have the meanings given those terms in the Original Agreement.

2. Outstanding Notes. The Notes are outstanding in the aggregate principal amounts set forth on Schedule 1, which reflects the original principal amount of Notes issued pursuant to the Agreement and the PIK Notes issued and outstanding (computed with respect to PIK Notes as of June 30, 2014) as of the date hereof.

3. Amendment of Maturity Note. In accordance with Section 9(e) of the Original Agreement, the maturity date of each outstanding Note and any PIK Notes hereafter issued in accordance with the Agreement shall be September 30, 2016. This Amendment shall constitute an amendment of each outstanding Note, and each Buyer agrees, upon request of the Company, to surrender all outstanding Notes to the Company in exchange for new Notes that reflect the extended maturity date.

4. Representations and Warranties of Buyer. Each Buyer represents and warrants with respect to only itself that (a) Buyer is the holder of the Notes listed opposite his name on Schedule 1 and no other person has any right, claim or interest therein or lien or encumbrance thereon; (b) Buyer has received and reviewed the Company’s annual report on Form 10-K for the year ended December 31, 2013, and all quarterly reports and current reports filed by the Company with the SEC since the date thereof and has otherwise received such financial and other information from the Company as Buyer deems necessary or appropriate to agree to an extension of the maturity of the Notes; and (c) this Amendment has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5. Representations and Warranties of the Company. The Company represents and warrants to each of the Buyers that (a) since January 1, 2014, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”); (b) as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (c) this Amendment has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

6. Miscellaneous. This Amendment is entered into in accordance with Section 9(e) of the Original Agreement. All references in the Original Agreement and this Amendment to the “Agreement” means the Original Agreement as hereby and hereafter amended in accordance with its terms. The parties ratify and confirm the terms of the Original Agreement, as hereby amended. Except as expressly set forth herein, the terms of the Original Agreement remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused have caused this First Amendment to Note Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

QC HOLDINGS, INC.

By:	/s/ Darrin J. Andersen
	Name:	Darrin J. Andersen
	Title:	President & Chief Executive Officer

BUYERS:

/s/ Don Early
Name:	DON EARLY

/s/ Gregory L. Smith
Name:	GREGORY L. SMITH

Schedule 1

SCHEDULE OF OUTSTANDING NOTES

(1)	(3)	(3)
Buyer	Aggregate Initial Principal Amount of Notes	Aggregate Principal Amount of Outstanding PIK Notes*
Don Early	$2,500,000	$289,246
Gregory L. Smith	$500,000	$57,849

*	Principal amount of outstanding PIK Notes computed as of June 30, 2014.